SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2001

America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-23340
(Commission File Number)

21-0332317
(IRS Employer Identification Number)

105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027
(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 373-3100

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On August 27, 2001, America Service Group Inc., a Delaware corporation (“ASG”), announced that it had completed an amendment to its senior credit agreement. ASG is hereby re-releasing its financial statements for the quarter and six-months ended June 30, 2001 to reflect the reclassification of $55.0 million of the indebtedness outstanding pursuant to its senior credit agreement as long-term indebtedness. Approximately $3.8 million of the indebtedness remains classified as a current liability because the Company is required to reduce the outstanding indebtedness pursuant to its senior credit facility by this amount within the next year. After giving effect to the reclassification of the indebtedness, the Company’s working capital at June 30, 2001, would have been $9.4 million.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements

Not applicable.

     (b)  Pro Form Financial Information

Not applicable.

     (c)  Exhibits

10.1	Amendment No. 1 To Amended And Restated Credit Agreement, dated August 27, 2001, by and among ASG, the subsidiaries of ASG who are parties to the Credit Agreement, the several lenders who are now or hereafter become parties to the Credit Agreement, and Bank of America, N.A., a national banking association, individually and as administrative agent for the lenders.

99.1	Text of Press Release of America Service Group Inc., dated August 27, 2001

99.2	Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets as of June 30, 2001 and December 31, 2000

Condensed Consolidated Statements of Operations for the quarter and six months ended June 30, 2001 and June 30, 2000

Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2001 and June 30, 2000

Notes to Condensed Consolidated Financial Statements

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC

Date:	August 27, 2001	By:	/s/ Michael Catalano

Michael Catalano

Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibits

10.1	Amendment No. 1 To Amended And Restated Credit Agreement, dated August 27, 2001, by and among ASG, the subsidiaries of ASG who are parties to the Credit Agreement, the several lenders who are now or hereafter become parties to the Credit Agreement, and Bank of America, N.A., a national banking association, individually and as administrative agent for the lenders.

99.1	Text of Press Release of America Service Group Inc., dated August 27, 2001

99.2	Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets as of June 30, 2001 and December 31, 2000

Condensed Consolidated Statements of Operations for the quarter and six months ended June 30, 2001 and June 30, 2000

Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2001 and June 30, 2000

Notes to Condensed Consolidated Financial Statements